Exhibit 1

JOINT FILING AGREEMENT

This Joint Filing Agreement hereby confirms the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A Ordinary Shares, par value $0.000005 per share, of Pinduoduo Inc. is being filed, and all amendments thereto will be filed, on behalf of each of the entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this agreement as of July 6, 2020.

QUBIT GP LIMITED

By:	/s/ Zheng Huang
Name: Zheng Huang
Title: Director

QUBIT PARTNERS L.P.

By:	/s/ Zheng Huang
Name: Zheng Huang
Title: Authorized Representative

QUANTUM DOT LIMITED

By:	/s/ Zheng Huang
Name: Zheng Huang
Title: Director